                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 24, 2000



                              BANCFIRST OHIO CORP.
             (Exact name of registrant as specified in its charter)



Ohio                               0-18840                   31-1294136
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                         422 Main Street, P.O. Box 4658
                             Zanesville, Ohio 43702
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (740) 452-8444

ITEM 5.  OTHER EVENTS.

         On April 24, 2000, the Company reported earnings for the quarter ended March 31, 2000. A copy of the press release that was issued by the Company on April 24, 2000 is attached hereto as Exhibit A and incorporated herein by this reference.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of April, 2000.


                                        BANCFIRST OHIO CORP.

                                        By:   /s/ Kim M. Taylor
                                           ---------------------------------
                                              Kim M. Taylor,
                                              Chief Financial Officer

                                    EXHIBIT A


N  E  W  S    R  E  L  E  A  S  E           BANCFIRST OHIO CORP.
                                            422 MAIN STREET
                                            ZANESVILLE, OH 43701
CONTACT:  KIM TAYLOR
(740) 588-6795                                      APRIL 24, 2000

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

            BANCFIRST OHIO CORP. REPORTS FIRST QUARTER 2000 EARNINGS
            --------------------------------------------------------

BancFirst Ohio Corp. today announced earnings of $3,074,000, or $.41 per diluted share, for the quarter ended March 31, 2000 compared to $2,841,000, or $.36 per diluted share, for the comparable period in 1999. The per share results for the 2000 quarter represent a 14% increase over the 1999 period. The Company's annualized returns on average assets and average equity were .96% and 15.52%, respectively, for the first quarter of 2000 compared to .97% and 13.02%, respectively, in 1999. Tangible earnings (net income excluding the effects of amortization of goodwill and other intangibles) were $3,368,000, or $.45 per diluted share, for the first quarter of 2000 compared to $3,123,000, or $.40 per diluted share, for the same period a year ago, representing annualized returns on average tangible equity of 20.14% and 16.50%, respectively.

Net interest income for the 2000 quarter was $9,611,000, an increase of $210,000 over net interest income for the first quarter of 1999. This increase resulted from an $85.8 million increase in average earning assets and a 27 basis point increase in the average yield on earning assets, offset in part by a 40 basis point increase in the cost of funds. The net interest margin for the first quarter of 2000 was 3.30% compared to 3.51% for the prior year period. Non-interest income for the first quarter of 2000 was $2,973,000, an increase of $690,000, or 30%, from the prior year quarter. This increase was primarily attributed to increases in trust income, financial planning fees, loan servicing income and earnings on bank-owned life insurance. Non-interest expense increased 7% to $7,685,000 in the first quarter of 2000 compared to $7,177,000 in 1999,
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primarily reflecting costs associated with additional loan production and fee income generating activities.

At March 31, 2000, the Company's allowance for possible loan losses was $7.8 million compared to $6.7 million at March 31, 1999. The allowance represented
 .88% of total loans at March 31, 2000 compared to .85% at March 31, 1999. Annualized net charge-offs as a percent of average loans were .06% in the first quarter of 2000 compared to .15% for the same period a year ago and .10% for the year ended December 31, 1999.

BANCFIRST OHIO CORP. IS A $1.3 BILLION BANK HOLDING COMPANY BASED IN ZANESVILLE, OHIO. IT IS A SINGLE BANK HOLDING COMPANY, WITH THE FIRST NATIONAL BANK OF ZANESVILLE AS ITS WHOLLY-OWNED SUBSIDIARY. THE BANK OPERATES AS FIRST NATIONAL BANK IN MUSKINGUM COUNTY, OHIO AND AS BANK FIRST NATIONAL, A DIVISION OF THE FIRST NATIONAL BANK OF ZANESVILLE IN ALL OTHER AREAS. IT HAS NINE FULL SERVICE BANKING OFFICES IN MUSKINGUM COUNTY, SIX IN LICKING COUNTY, FIVE IN FRANKLIN COUNTY AND TWO BANKING LOCATIONS IN THE DAYTON AREA. THE BANK ALSO HAS BUSINESS LENDING CENTERS IN COLUMBUS, CLEVELAND, DAYTON, CINCINNATI, LOUISVILLE, DETROIT AND INDIANAPOLIS AND OFFERS COMPLETE TRUST SERVICES THROUGH FIRST FINANCIAL SERVICES GROUP, N.A. AND FINANCIAL PLANNING SERVICES THROUGH CHORNYAK & ASSOCIATES, INC., SUBSIDIARIES OF FIRST NATIONAL BANK.

BANCFIRST OHIO CORP.'S INTERNET WEB SITE CAN BE FOUND AT
HTTP://WWW.BANCFIRSTOHIO.COM.
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
BANCFIRST OHIO CORP.
FINANCIAL HIGHLIGHTS
(amounts in thousands, except per share data)

                                                            Three Months Ended
                                                                 March 31
                                                           2000            1999
                                                           ----            ----
Operating Summary:
  Interest Income                                        $24,055         $21,371
  Interest Expense                                        14,444          11,970
                                                         -------         -------
  Net Interest Income                                      9,611           9,401

  Provision for Loan Losses                                  450             350

  Trust Income                                               650             566
  Customer Service Fees                                      528             530
  Gain on Sales of Loans                                     615             604
  Investment Securities Gains                               --               124
  Other Income                                             1,180             459
                                                         -------         -------
  Total Non-interest Income                                2,973           2,283
                                                         -------         -------

  Salaries and Benefits                                    4,417           4,054
  Net Occupancy Expense                                      527             410
  Amortization of Intangibles                                351             339
  Other                                                    2,390           2,374
                                                         -------         -------
  Total Non-interest Expense                               7,685           7,177
                                                         -------         -------
  Income Before Taxes                                      4,449           4,157

  Federal Income Taxes                                     1,375           1,316
                                                         -------         -------
  Net Income                                             $ 3,074         $ 2,841
                                                         =======         =======

Basic and diluted earnings per share                     $  0.41         $  0.36

Average Shares Outstanding:
  Basic                                                    7,560           7,881
  Diluted                                                  7,574           7,893
Actual Shares Outstanding                                  7,467           7,858

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
Balance Sheet Data:
Total Assets                                        $1,321,036       $1,175,380
Loans                                                  881,911          786,985
Allowance for Possible Loan
   Losses                                                7,761            6,701
Securities                                             350,050          318,216
Deposits                                               807,367          788,584
Borrowings                                             423,098          290,250
Shareholders' Equity                                    79,086           88,255
Average Total Assets                                 1,284,702        1,182,544
Average Earning Assets                               1,199,697        1,113,869
Average Shareholders' Equity                            79,684           88,499

Performance Ratios:
Return on Average Assets                                  0.96%            0.97%
Return on Average Equity                                 15.52%           13.02%
Net Interest Margin                                       3.30%            3.51%
Non-interest Income to Average Assets                     0.93%            0.74%
Non-interest Expense to Average Assets (1)                2.30%            2.35%
Efficiency Ratio                                         57.19%           57.96%

(1) Excludes amortization expense.